Exhibit 24.2

POWER OF ATTORNEY

The person whose signature appears below appoints James A. Brock, Lorraine L. Ritter and Martha A. Wiegand, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3 of CNX Coal Resources LP (the “Partnership”) (Registration No. 333-215962), any Registration Statement (including any amendment thereto) for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of February 8, 2017 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Partnership.

Signature	Title

/s/ Dan D. Sandman Dan D. Sandman	Director